UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 10, 2010

Date of Report (Date of earliest event reported)

FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

(276) 326-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 10, 2010 management of First Community Bancshares, Inc. (the “Company”) will present at the 31st Annual Raymond James Institutional Investors Conference and meet with analysts and institutional investors. The Company expects to use the presentation in similar meetings throughout March and April of 2010. A copy of the investor presentation is attached as Exhibit 99.1 to this report and incorporated herein by reference.

In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934.

Cautionary Note Regarding Any Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially.  These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended.  Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	March 10, 2010	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer